Exhibit 10.35

ADVANCED POWER TECHNOLOGY, INC.

2005 EQUITY INCENTIVE PLAN

SECTION 1.           Purpose. The purpose of the Advanced Power Technology, Inc., 2005 Equity Incentive Plan(this “Plan”) is to further the interests of Advanced Power Technology, Inc., its subsidiaries and its shareholders by providing a means whereby key employees, and certain key consultants and the directors of the Company, or of any subsidiary, who contribute materially to the success and profitability of the Company may be granted incentive stock options, nonqualified stock options, and/or Restricted Stock to purchase or receive the Common Stock (as defined in Section 2) of the Company. The grants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in the Company, enhancing their motivation to participate in the Company’s continued success and performance.  This program will also assist the Company and its subsidiaries in attracting and retaining key employees qualified corporate directors and key consultants.  The options granted under this plan may be incentive stock options, as defined in Section 422 of the Code, or nonqualified options taxed under Section 83 of the Code, from time to time.  The provisions of this Plan amend and completely restate the provisions of the Company’s 2005 Stock Option Plan as approved by the Board on November 9, 2004.

SECTION 2.           Definitions. The following definitions shall apply to this plan:

(a)                             “Board” means the board of directors of the Company.

(b)                            “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(c)                             “Committee” means the Compensation Committee consisting of three or more persons appointed by the Board, at least two of whom shall be non-employee directors. If no committee is appointed, the term “Committee’ means the Board, except in those instances where the text clearly states otherwise.

(d)                            “Common Stock” means the Common Stock, $ .01 par value, of the Company or such other class of shares or securities as to which the Plan may be applicable.

(e)                             “Company” means Advanced Power Technology, Inc.

(f)                               “Continuous Service” means the absence of any interruption or termination of employment with or service to the Company or any parent or subsidiary of the Company that now exists or hereafter is organized or is acquired by or acquires the Company. Continuous Service shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Company or in the case of transfers between locations of the Company or between the Company, its parent its subsidiaries or its successor.

(g)                            “Date of Grant” means the date on which the Committee grants an Option.

(h)                            “Director” means any person who renders services to the Company, or a Subsidiary of the Company, as a member of either (i) the board of directors of the Company or (ii) the board of directors of a Subsidiary of the Company.

(i)                                “Employee” means any person employed on an hourly or salaried basis by the Company or any parent or Subsidiary of the Company that now exists or hereafter is organized or is acquired by or acquires the Company.

(j)                                “Exchange Act” means the Securities Exchange Act of 1934 as amended from time to time.

(k)                             “Fair Market Value” means the fair market value of the Common Stock on the Date of Grant. If the Common Stock is not publicly traded on the Date of Grant, the Board shall determine the fair market value of the Shares as of that date using such factors as the Board considers relevant, such as the price at which recent sales have been made, the book value of the Common Stock, and the Company’s current and projected earnings. If the Common Stock is publicly traded on the Date of Grant, the fair market value on that date is the closing price of the Common Stock as reported by the National Association of Securities Dealer Automated Quotations (“NASDAQ”) on that date or, if the Common Stock is listed on a stock exchange, the closing price of the stock on that date, reported in the Wall Street Journal. If trading in the stock or a price quotation does not occur on the Date of Grant, the next preceding date on which the stock was traded or a price was quoted will determine the fair market value.

(l)                                “Incentive Stock Option” means a stock option granted pursuant to the Plan or any other plan of the Company or a parent or Subsidiary of the Company (determined at the Date of Grant) that satisfies the requirements of Section 422 of the Code and that entitles the Optionee to purchase stock in the Company or in a corporation that at the time of grant of the option was a parent or Subsidiary of the Company or predecessor corporation of any such corporation.

(m)                          “Non-Employee” means a director and any consultant selected by the Committee from time to time to receive an option and/or Restricted Stock grant.

(n)                            “Option” means any stock option granted pursuant to the Plan.

(o)                            “Option Period” means the period beginning on the Date of Grant and ending on the earlier of the ending date set by the Committee or (i) in the case of an Option granted to a Director who is not an Employee, ninety (90) days after the tenth anniversary of the Date of Grant or (ii) in the case of an Option granted to an Employee on the tenth anniversary of the Date of Grant.

(p)                            “Optionee” means an Employee or Non-employee who receives an Option.

(q)                            “Person” means any group, corporation, partnership, association (other than any trust holding stock for the account of employees of the Company pursuant to any stock purchase, ownership, or employee benefit plan of the Company), business, entity, estate, or natural person, and “beneficial ownership” means the direct or indirect power to dispose or direct the disposition of the security.

(r)                               “Plan” means the Advanced Power Technology, Inc. 2005 Plan.

(s)                             “Restricted Stock” means Common Stock granted to a participant pursuant to the Plan, which may be forfeitable and/or have restrictions on transfer in any form as defined in Section 5.

(t)                               “Share” means the Common Stock, as adjusted in accordance with paragraph 13 of the Plan.

(u)                            “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3.                                Administration. This Plan shall be administered by the Committee. The Board is authorized to appoint a successor to any Committee member who ceases to serve. Members of the Committee who are either eligible for Options or Restricted Stock or have been granted Options or Restricted Stock may vote on any matters affecting the administration of the Plan or the grant of any Options or Restricted Stock pursuant to the Plan, except that no such member shall act on the granting of an Option or Restricted Stock to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Committee during which action is taken with respect to the granting of Options or Restricted Stock to him. A majority of the full Committee constitutes a quorum for purposes of administering the Plan, and all determinations of the Committee shall be made by a majority of the members present at a meeting at which a quorum is present or by the unanimous, written consent of the Committee.  If no Committee has been appointed, the Plan shall be administered by the Board and all powers enumerated in this Section shall belong to the Board. Members of the Board who are either eligible for Options or Restricted Stock or have been granted Options or Restricted Stock may vote on any matters affecting the administration of the Plan or the grant of any Options or Restricted Stock pursuant to the Plan, except as provided above. If at any time an insufficient number of non-employee directors is available to serve on the Committee, interested members may serve on the Committee; however, during such time, no Options or Restricted

Stock shall be granted under this Plan to any person if the granting of such Option or Restricted Stock would not meet the requirements of Section 16(b) of the Exchange Act. For purposes of this Section 3, a non-employee director is a member of the Board who meets the definition of “non-employee person” as set forth in the rules and regulations promulgated under Section 16(b) of the Exchange Act.

SECTION 4.                                Shares Subject to the Plan. The stock subject to this Plan shall be the Company’s Common Stock, presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 14 hereof, the aggregate amount of Common Stock to be granted under this Plan shall not exceed 1,500,000 shares as such Common Stock was constituted on the effective date of this Plan.  The number of shares of Common Stock available for issuance as Restricted Stock under this Plan shall at no time exceed 500,000 shares of the total number of all shares of Common Stock authorized for issuance under this Plan.  If any Option granted under this Plan shall expire, be surrendered, exchanged for another Option, canceled or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan, including for use as replacement options which may be granted in exchange for such surrendered, canceled or terminated options.

SECTION 5.                                Restricted Stock.  The Committee may, from time to time, select particular Employees and Nonemployees of the Company and its Subsidiaries to whom the Restricted Stock is to be granted and/or distributed in recognition of each such Participant’s contribution to the Company’s or the Subsidiary’s success.

(a)                                  Grant of Stock.  All grants of Restricted Stock under this Section 5 shall be awarded by the Committee.  Each grant of Restricted Stock shall be evidenced by a Restricted Stock Agreement setting forth the total number of Shares subject to restrictions, the grant price, and such other terms and conditions as are approved by the Committee, but, except to the extent permitted herein, are not inconsistent with the Plan.

(b)                                 Grant Value.  The value for Restricted Stock shall be equal to the Fair Market Value per share of the Common Stock on the Date of Grant.

(c)                                  Grant Period.  The grant period will begin and terminate on the respective dates specified by the Committee, but may not terminate later than ten years from the Date of Grant.  The Committee may provide for the vesting of Restricted Stock in installments and upon such terms, conditions, and restrictions as it may determine.  In addition to the provisions contained elsewhere herein concerning automatic acceleration of unvested grants of Restricted Stock, the Committee shall have the right to accelerate the time at which any Restricted Stock shall become vested.

(d)                                 Termination for Cause Prior to Vesting.  If a grantee of Restricted Stock is terminated for cause prior to the time such grant of Restricted Stock is fully vested, then such termination for cause shall constitute a failure of vesting and all such new vested Shares shall be surrendered to the Company for cancellation.

SECTION 6.                                Participants.

(a)                             Eligible Participants. Every Employee and Non-employee, as the Committee in its sole discretion designates, is eligible to participate in this Plan. The Committee’s grant of an Option or Restricted Stock to participate in any year does not require the Committee to make a grant to that participant in any other year. Furthermore, the Committee may grant different Options or Restricted Stock under different terms to different participants. The Committee may consider such factors as it deems pertinent in selecting participants and in determining the amount of the grant, including, without limitation, (i) the financial condition of the Company or its Subsidiaries; (ii) expected profits for the current or future years, (iii) the contributions of a prospective participant to the profitability and success of the Company or its Subsidiaries; and (iv) the adequacy of the prospective participant’s other compensation. Participants may include persons to whom stock, stock options, or other benefits previously were granted under this or another plan of the Company or any Subsidiary, whether or not the previously granted benefits have been fully exercised.

(b)                            No Right of Employment. A Participants right, if any, to continue to serve the Company and its Subsidiaries as an officer, Employee, Director, consultant or otherwise will not be enlarged or otherwise affected by his or her designation as a participant under this Plan, and such designation will not in any way restrict the right of the Company or any Subsidiary, as the case may be, to terminate at any time the employment or affiliation of any participant.

SECTION 7.                                Option Requirements. Options granted under this Plan shall be evidenced by written agreements which shall contain such terms, limitations and restrictions as the

Committee shall deem advisable and which are not inconsistent with this Plan. Notwithstanding the foregoing, each written agreement shall include (i) the number of Shares that may be purchased by its exercise, (ii) the intent of the Committee as to whether they intend the Option to be an Incentive Stock Option or a nonqualified Option, and (iii) such terms and conditions consistent with the Plan as the Committee shall determine.

(a)                             Duration of Option. Each Option may be exercised only during the Option Period applicable to the Option. The Option Period will either be the period designated for the Option by the Committee on granting the Option, or, if no option period is designated by the Committee, the date specified in Section 2(n) above. At the end of the Option Period the Option shall expire.

(b)                            Exercisability of Options. An Option is exercisable only if the issuance of Shares pursuant to the exercise would be in compliance with applicable securities laws, as contemplated by this Plan. To the extent an Option is either unexercisable or unexercised, the unexercised portion shall accumulate until the Option both becomes exercisable and is exercised but in no case beyond the expiration date of the Option determined by its Option Period.

(c)                             Exercisability of Options Granted to Non-Employees. Subject to subsection (d) of this Section, unless otherwise provided by the Committee on the grant of an Option to a Non-employee, each such Option may be exercised to the extent that it is vested (i) on a schedule adopted by the Committee or (ii) the date the Non-employee ceases serving as a Non-employee. If a Non-employee dies before the end of an Option Period, the Non-employee’s outstanding Options shall receive a full year of vesting for the year in which the Non-employee dies, regardless of the date of the Non-employee’s death, unless otherwise directed by the Committee.

(d)                            Acceleration of Vesting and Exercisability. The Board may in its discretion, provide for the exercise of Options either as to an increased percentage of shares per year or as to all remaining shares. Such acceleration of vesting may be declared by the Board at any time before the end of the Option Period, including, if, applicable, after termination of the Optionee’s Continuous Service by reason of death, disability, retirement or termination of employment. At the Board’s discretion, vesting of Options may be accelerated due to exceptional financial performance of the Company during any of the years included in the Option Period.  Such “performance vesting” will be specified in each individual grant, if applicable, at the Committee’s discretion. The criteria included in any such “performance vesting” schedule shall be identified and adopted by the Committee, in it’s discretion, and may be amended as the Committee deems appropriate.  Further, in the event of a change of control of the Company’s ownership, all Options outstanding on the date of change control shall be immediately 100% vested and exercisable irrespective of the length of time that has expired since the Option was granted. For this purpose, a “change of control” will occur on the occurrence of the following events: (i)  the closing of any transaction in which any Person becomes the beneficial owner of more than fifty percent (50%) of the total number of voting shares of the Company; (ii) the effective date of a merger by the Company or a Subsidiary with any other entity, whether or not the Company and/or a Subsidiary is the surviving entity, or the sale by the Company and/or a Subsidiary of substantially all of its or their assets to another entity; or (iii) as the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or any combination of the foregoing transactions, the persons who were directors of the Company before such transactions cease to constitute at least a majority of the board of directors of the Company or any successor entity.  The foregoing provisions regarding the automatic acceleration of voting on a “change of control” shall also apply to all grants of Restricted Stock unless otherwise provided in the Restricted Stock Agreement.

(e)                             Exercise Price. Except as provided in Section 8 (a) and 9, the exercise price of each Share subject to the Option shall equal the Fair Market Value of the Share on the Option’s Date of Grant.  The exercise price of each Share subject to a nonqualified Option may be, in the discretion of the Committee, less than Fair Market Value.

(f)                               Termination of Services. If a Non-employee ceases Continuous Service for any reason other than death or disability, all Options held by the Nonemployee shall lapse on the earlier of the end of the Option Period or ninety (90) days following the effective date of the termination of his services to the Company. If an Employee ceases Continuous Service for any reason other than death, disability or retirement on or after age 65, all Options held by the Employee shall lapse three months following the Employee’s last day of Continuous Service. If an Employee is terminated for cause, any Option granted hereunder shall automatically terminate as of the first discovery by the Company of any reason for termination for cause, and such Optionee shall thereupon have no right to purchase any shares pursuant to such option. “Termination for cause” shall mean dismissal for dishonesty, conviction or confession of a crime punishable by law (except misdemeanors), fraud, misconduct including but not limited to violation of the Company’s drug and alcohol policy and any other Company policies in effect from time to time, or unauthorized disclosure of confidential information. If an Optionee’s relationship with the Company or any related corporation is suspended pending an investigation of whether or not the Optionee shall be terminated for cause, all Optionee’s rights under any option granted hereunder likewise shall be suspended during the period of investigation. On the grant of an Option, the Committee may, in its discretion, extend the time during which the Option may be exercised after termination of services. Any such Option shall lapse at the earlier of the end of the Option Period or the end of the period established by the Committee for exercise after termination of services. The Option may be exercised only for the number of Shares for which it could have been exercised on such termination date, subject to any adjustment under Section 14.

(g)                            Death. In the case of death of the Optionee, the beneficiaries designated by the Optionee shall have one year from the Optionee’s death or to the end of the Option Period, whichever is earlier, to exercise the Option, provided, however, the Option may be exercised only for the number of Shares for which it could have be exercised at the time the Optionee died, subject to any adjustment under Section 14.

(h)                            Disability. In the event of termination of Continuous Service due to total and permanent disability the Option shall lapse at the earlier of the end of the Option Period or twelve months after the date of such termination, provided, however, the Option can be exercised only for the number of Shares for which it could have been exercised at the time the Optionee became disabled, subject to any adjustment under Section 14.  A total and permanent disability is a disability which in the opinion of the Company and two independent physicians causes the Optionee to be unable to perform his or her duties for the Company.  For purposes of this

Section, total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Committee.

SECTION 8.           Incentive Stock Options. Any Option intended to qualify as an Incentive Stock Option shall satisfy the following requirements in addition to those requirements stated in Section 7 above:

(a)                             Ten Percent Shareholders. An Option intended to qualify as an Incentive Stock Option granted to an individual who, on the Date of Grant, owns stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of either the Company or any parent or Subsidiary, shall be granted at an exercise price of 110 percent of Fair Market Value on the Date of Grant and shall bear an Option Period no greater than five years. In calculating stock ownership of any person, the attribution rules of Section 424(d) of the Code will apply. Furthermore, in calculating stock ownership, any stock that the individual may purchase under outstanding options will not be considered.

(b)                            Maximum Option Grants. Each Option granted under the Plan shall be limited so that the aggregate Fair Market Value, determined on the Date of Grant, of stock in the Company with respect to which any Incentive Stock Options under the Plan and all other plans of the Company or its parent or Subsidiaries (within the meaning of Subsection (b) of Section 422(d) of the Code) may become exercisable by one Optionee for the first time in any calendar year shall not exceed $100,000.

(c)                             Non-Employees. Incentive Stock Options may not be granted to any Non-employee.

SECTION 9.           Non-qualified Options.  Any Option not intended to qualify as an Incentive Stock Option shall be a non-qualified Option. Non-qualified Options shall satisfy each of the requirements of Section 7 of the Plan.

SECTION 10.         Exercise. Subject to the terms and conditions of the written Option Agreement pursuant to which an Option is granted, and to any additional holding period required by applicable law, each Option may be exercised in whole or in part, but may not be exercised for less than 50 shares, or 10% of the full number of Shares as to which it can be exercised, whichever is greater; provided however, that only whole shares will be issued pursuant to the exercise of any Option. A partial exercise of an Option will not affect the holder’s right to exercise the Option from time to time in accordance with this Plan as to the remaining Shares subject to the Option.  During an Optionee’s lifetime, any Incentive Stock Options granted under this Plan are personal to him or her and are exercisable solely by such Optionee.  Options shall be exercised by delivery to the Company of notice of the number of shares with respect to which the Option is exercised, together with payment of the exercise price.

SECTION 11.         Payment of Exercise Price. Payment of the Option exercise price shall be made in full at the time the notice of exercise of the Option is delivered to the Company and shall be in cash, bank certified or cashier’s check, personal check (unless at the time of exercise the Committee in a particular case determines not to accept a personal check), or Common Stock of the Company at Fair Market Value or a combination of such cash, bank certified or cashier’s check, personal check or Common Stock, in an amount or having a combined value equal to the aggregate purchase price for the shares subject to the Option or portion thereof being exercised.

To the extent permitted under the applicable laws and regulations including Section 16 of the Exchange Act, and with the consent of the Committee, the Company agrees to cooperate in a “cashless exercise” of an Option.  The cashless exercise shall be affected by the Company, Nonemployee or Employee delivering to a registered securities broker acceptable to the Company instructions to sell a sufficient number of shares of Common Stock and assigning the sale proceeds to the Company to cover the costs and expenses associated therewith for the Common Stock being purchased. At the discretion of the Committee, as evidenced in each Optionee’s written option agreement, payment may be made through delivery of a full-recourse promissory note executed by the Optionee; provided, that (i) such note delivered in connection with an Incentive Stock Option shall, and such note delivered in connection with a nonqualified stock option may, in the sole discretion of the Committee, bear interest at a rate specified by the Committee but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes, and (ii) the Committee in its sole discretion shall specify the term and other provisions of such note at the time an Incentive Stock Option is granted or at any time prior to exercise of a nonqualified stock option, and (iii) the Committee may require that the Optionee pledge the Optionee’s shares to the Company for the purpose of securing the payment of such note and may require that the certificate representing such shares be held in escrow in order to perfect the Company’s security and (iv) the Committee in its sole discretion may at any time restrict or rescind this right upon notification to the Optionee.

SECTION 12.                          Taxes; Compliance with Law; Approval of Regulatory Bodies.  The Company or any related corporation shall have the right to retain and withhold from any payment of cash or Common Stock under the Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an Optionee receiving shares of Common Stock to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the Optionee an amount equal to such taxes or retain and withhold a number of shares having a market value not less than that of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares so withheld. If required by Section 16(b) of the Exchange Act, the election to pay withholding taxes by delivery of shares held by any person who at the time of exercise is subject to Section 16(b) of the Exchange Act, shall be made either six months prior to the date the option exercise becomes taxable or during the quarterly ten-day window period required under Section 16(b) of the Exchange Act for exercises of stock appreciation rights. Options are exercisable and Shares can be delivered and payments made under this Plan, only in compliance with all applicable federal and state laws and regulations, including, without limitation, state and federal securities laws, and the rules of all stock exchanges on which the Company’s stock is listed at any time. An Option is exercisable only if either (a) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (b) an exemption from the registration requirements of applicable securities laws is available. This Plan does not require the Company, however, to file such a registration statement or to assure the availability of such exemptions. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and shall be subject to such transfer restrictions as the Committee deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section. Each Option may not be exercised, and Shares may not be issued under this Plan, until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Committee deems advisable.

Each person who acquires the right to exercise an Option that is not an Incentive Stock Option, by bequest or inheritance, may be required by the Committee to furnish reasonable evidence of ownership of the Option as a condition to his exercise of the Option. In addition the Committee may require such consents and releases of taxing authorities the Committee deems advisable.

SECTION 13.         Assignability.  An Option granted under this Plan is not transferable except by will or the laws of descent and distribution. During the lifetime of an Optionee, his Options are exercisable only by him.

SECTION 14.         Adjustment upon Change in Capitalization. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other expansion or contraction of the Common Stock of the Company occurs, the number and class of Shares for which Options are authorized to be granted under this Plan, the number and class of Shares subject to Options previously granted under this Plan, and the price per Share payable upon exercise of each Option outstanding under this Plan shall be equitably adjusted by the Committee to reflect such changes. To the extent deemed equitable and appropriate by the Board, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation or dissolution, any Option granted under the Plan shall pertain to the securities and other property to which a holder of the number of Shares of stock covered by the Option would have been entitled to receive in connection with such event.

(a)                             Cash, Stock or Other Property for Stock. Except as provided in subsection (b) below, upon a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other consideration in connection with their shares of Common Stock, any option granted hereunder shall terminate, but the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise such in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied.

(b)                            Conversion of Options on Stock for Stock Exchange. If the shareholders of the Company receive capital stock of another corporation (“Exchange Stock) in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company), all Options granted hereunder shall be converted into Options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such Options granted hereunder shall not be converted into Options to purchase shares of Exchange Stock but instead shall terminate in accordance with the provision of subsection (a) above. The amount and price of converted Options shall be determined by adjusting the amount and price of the Options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. Unless accelerated by the Board, the vesting schedule set forth in the option agreement shall continue to apply for the Exchange Stock.

SECTION 15.         Liability of the Company. The Company, its parent and any Subsidiary that is in existence or hereafter comes into existence shall not be liable to any person for any tax consequences expected but not realized by an Optionee or other person due to the exercise of an Option or grant of Restricted Stock.

SECTION 16.                          Amendment and Termination of Plan. The Board may alter, amend or terminate this Plan from time to time without approval of the shareholders. However, without the approval of the shareholders, no amendment will be effective that:

(a)                             materially increases the benefits accruing to participants under the Plan;

(b)                            increases the aggregate number of Shares that may be delivered upon the exercise of Options granted under the Plan;

(c)                             materially modifies the eligibility requirements for participation in the Plan; or

(d)                            amends the requirements of subparagraphs (a) - (c) of this paragraph.

Any amendment, whether with or without the approval of shareholders, that alters the terms or provisions of an Option granted before the amendment (unless the alteration is expressly permitted under this Plan) will be effective only with the consent of the Optionee to whom the Option was granted or the holder currently entitled to exercise it.

SECTION 17.         Expenses of Plan. The Company or its Subsidiaries shall bear the expenses of administering the Plan.

SECTION 18.         Duration of Plan. Options may be granted under this Plan only during the 10 years immediately following the effective date of this Plan, unless sooner terminated by the Board.

SECTION 19.         Applicable Law. The validity, interpretation, and enforcement of this Plan are governed in all respects by the laws of Oregon and the United States of America.

SECTION 20.         Effective Date. The effective date of this Plan shall be the earlier of (i) the date on which the Board adopts the Plan or (ii) the date on which the Shareholders approve the Plan.

Adopted by the Board of

Directors on November 9, 2004, as amended February 14, 2005

Approved by the Shareholders
on May 3rd, 2005